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Exhibit 10.33

EXECUTION COPY

AMENDMENT
TO STOCK OPTION AGREEMENT

        This Agreement (the "Amendment"), dated as of October 15, 2004, made by and between Rockwood Holdings, Inc. (formerly known as K-L Holdings, Inc.), a Delaware corporation, (hereinafter referred to as the "Company"), and Thomas J. Riordan, an employee of the Company or of a Subsidiary or Affiliate (hereinafter referred to as the "Optionee").

        WHEREAS, effective as of February 2, 2001, the Optionee entered into a Stock Option Agreement (the "Agreement") with K-L Holdings, Inc.; and

        WHEREAS, the Performance Targets specified in such Agreement for the Plan Years 2001 to 2003 have not been met; and

        WHEREAS, the Company and the Optionee wish to amend the provisions of the Agreement with respect to Performance Targets and provide for new Performance Targets that shall be effective for the Plan Years 2004 and thereafter;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree to amend the Agreement as follows, effective as of October 15, 2004:

1.
The following new definitions shall be added to "ARTICLE I, DEFINITIONS" in the appropriate place alphabetically, and the Section numbers shall be changed accordingly:

  "—Financial Statement Approval Date

          'Financial Statement Approval Date' shall mean the date on which the audited financial statements of the Company for any given Fiscal Year have been finally approved by the auditing firm engaged by the Company to review such statements (which approval shall in no event occur later than March 31 of the calendar year immediately following the applicable Fiscal Year).

  "—Fiscal Year

          'Fiscal Year' shall mean each fiscal year of the Company.

  "—Interim Termination Event

          'Interim Termination Event' shall mean any event that terminates the Optionee's employment described in Section 3.2(b) or (c) hereof, which occurs after the anniversary of the Optionee's Grant Date occurring during any given calendar year but prior to the Financial Statement Approval Date occurring in the immediately following calendar year."

  "—Performance Target

          'Performance Target' shall have the meaning as set forth in Appendix A attached hereto.

2.
Section 3.1(b) shall read in its entirety as follows:

          "(i)  The Performance Option shall become exercisable with respect to 20% of the shares of Common Stock subject to such Performance Option in respect of each Fiscal Year (beginning with the 2004 Fiscal Year) upon the achievement by the Company of the Performance Targets established in respect of each such Fiscal Year and set forth on Appendix A attached hereto; provided, however, that such Performance Option shall only become exercisable as to 20% of the shares of Common Stock subject to such Performance Option (each such 20% of the shares, a "Tranche') on December 31 of each such Fiscal Year upon the occurrence of the Financial Statement Approval Date applicable to such Fiscal Year so long as either (i) the Optionee remains employed with the Company on the applicable Financial Statement Approval Date or (ii) an

  Interim Termination Event occurs between such December 31 and the applicable Financial Statement Approval Date. If the Company does not achieve its Performance Target for any given Fiscal Year (a "Missed Year'), the Performance Option shall not become exercisable in respect of such Fiscal Year, as set forth in the immediately preceding sentence; provided, however, that if the Company achieves the Performance Target as established for any Fiscal Year subsequent to a Missed Year, then any prior percentage of the Performance Option (the exercisability of which had not previously occurred) in respect of prior Missed Years shall become exercisable (but only to the extent such Performance Option has not otherwise terminated or become exercisable). Notwithstanding the foregoing, the Performance Option shall become exercisable as to 100% of the shares of Common Stock subject to such Performance Option (to the extent such Performance Option has not otherwise terminated or become exercisable) on the eighth anniversary of the Grant Date.

          "(ii) Notwithstanding the foregoing, upon the occurrence of a Change of Control prior to December 31, 2008, the Performance Option (to the extent such Performance Option has not otherwise terminated) shall be exercisable with respect to the number of shares of Common Stock equal to the total number of shares of Common Stock subject to the Performance Option multiplied by a fraction, (i) the numerator of which is the number of shares of Common Stock that have previously become exercisable in respect of prior Fiscal Years, plus, with respect to the Tranche that could have become vested in respect the Fiscal Year in which the Change of Control occurs, if the Board determines, in its sole discretion (which must be exercised in good faith) that, as of the date of the Change of Control, the Company would, but for the Change of Control, have achieved the Performance Target for such year, a pro rata portion of such Tranche (based on the number of days that have elapsed in such Fiscal Year through the date of the Change of Control, relative to 365 days) (the "Pro-Rata Fiscal Year") and (ii) the denominator of which is the maximum number of shares that could have become vested in such completed Fiscal Years (whether or not they actually vested), plus a pro-rata portion of the maximum number of shares that could have become vested for the Fiscal Year in which the Change of Control occurred. (SeeExhibit I for an example of the application of this Section 3.1(b)(ii).)"

3.
Section 3.1(c) shall read in its entirety as follows:

          (c)   Notwithstanding the foregoing, no Option which does not otherwise become exercisable in accordance with Section 3.1(a)(iii) or 3.1(b)(i) above shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason, and any Option which is non-exercisable as of the Optionee's termination of employment (other than any Option which becomes exercisable in accordance with Section 3.1(a)(iii) or 3.1(b)(i)) shall immediately be cancelled.

4.
"Exhibit A, Performance Targets," shall read in its entirety as follows:

          "For each of the five fiscal years 2004 through 2008 of the Company, the Performance Targets shall be as set forth below:

          "The Performance Targets are based on the Company's achievement of the following implied equity values calculated as 8.0x the applicable fiscal year's Consolidated EBITDA (as defined below), minus the year-end Net Debt (as defined below, and, with Consolidated EBITDA, "Equity Values"):

Fiscal Year	Equity Values
2004:	$868.7 million
2005:	$1,290.1 million
2006:	$1,822.2 million
2007:	$2,401.6 million
2008:	$2,785.0 million

  "For purposes hereof,

          "(a) "Consolidated EBITDA" is as defined in the Credit Agreement dated as of July 30, 2004 among Rockwood Specialties Group, Inc., Rockwood Specialties Limited, Rockwood Specialties International, Inc., the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent and collateral agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as co-syndication agents thereunder, filed as Exhibit 10.1 to Rockwood Specialties Group, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2004 ("Credit Agreement").

          "(b) "Net Debt" is "Consolidated Total Debt" as defined in the Credit Agreement, plus (i) all net indebtedness of Rockwood Specialties International, Inc. and Rockwood Specialties Consolidated, Inc. for borrowed money outstanding on such date and (ii) all Capitalized Lease Obligations of Rockwood Specialties International, Inc. and Rockwood Specialties Consolidated, Inc. outstanding on such date.

          "The Board shall, in good faith, fairly and appropriately adjust the effect(s) of any significant acquisitions, divestitures, foreign exchange movements, changes in capital structure, and other non-recurring or extraordinary events that may affect the Equity Values, based on an objective determination that such an adjustment is reasonably necessary. The Board's determination of such adjustment shall be based on the Company's accounting as set forth in its books and records and on the financial plan of the Company pursuant to which the Equity Values were originally established."

5.
This Amendment may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto effective as of the date first set forth above.

ROCKWOOD HOLDINGS, INC.
By:	/s/ MICHAEL W. VALENTE
Its:
Assistant Secretary
OPTIONEE:

/s/ THOMAS J. RIORDAN Thomas J. Riordan

Address
Optionee's Taxpayer Identification Number

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Exhibit 10.33
AMENDMENT TO STOCK OPTION AGREEMENT